Exhibit 99.1

Media Contact:	Investor Relations Contact:
Jeremy King	Dana Nolan
(205) 264-4551	(205) 264-7040

Solid performance. A strong foundation. Regions reports first quarter 2025 earnings of $465 million, earnings per diluted share of $0.51; Adjusted earnings(1) of $487 million, adjusted earnings per diluted share(1) of $0.54
$1.8 billion in total revenue reflects 2 percent year-over-year growth.

BIRMINGHAM, Ala. - (BUSINESS WIRE) - April 17, 2025 - Regions Financial Corp. (NYSE:RF) today reported earnings for the first quarter ended March 31, 2025. The company reported first quarter net income available to common shareholders of $465 million and diluted earnings per common share of $0.51. Adjusted net income available to common shareholders(1) was $487 million and adjusted diluted earnings per common share(1) was $0.54. Compared to the first quarter of 2024, reported and adjusted net income available to common shareholders increased 36 percent and 20 percent, respectively. The company reported $1.8 billion in total revenue during the first quarter, including $745 million in reported pre-tax pre-provision income(1) and $774 million in adjusted pre-tax pre-provision income(1). First quarter reported results were impacted primarily by $25 million of pre-tax realized securities losses associated with an additional strategic securities repositioning.

"First quarter results reflect our unwavering commitment to our longstanding priorities of soundness, profitability and growth and our continued focus on successfully executing our strategic plan. We believe our de-risking efforts and best-in-class hedging program coupled with our investments in talent, technology, products and services position us well to perform across a wide array of economic conditions while allowing us to continue capitalizing on opportunities," said John Turner, Chairman, President and CEO of Regions Financial Corp.

Turner added, "We are a relationship bank, and we are proud to serve as a source of strength and stability for our customers in times of economic uncertainty. Evidence of this is reflected in our first quarter deposit growth, driven in part by deepening relationships and account growth. Regions is distinguished by a long-term, ongoing presence in many of the nation's most stable and vibrant markets, including the Southeast and Texas. That puts us in a stronger position to generate sustainable performance even amid economic uncertainty, and it gives us a steady foundation for future growth."

SUMMARY OF FIRST QUARTER RESULTS:

	Quarter Ended
(amounts in millions, except per share data)	3/31/2025	12/31/2024	3/31/2024
Net income	$490	$534	$368
Preferred dividends	25	26	25
Net income available to common shareholders	$465	$508	$343
Adjusted net income available to common shareholders (non-GAAP)(1)	$487	$538	$406

Weighted-average diluted shares outstanding	910	915	923
Actual shares outstanding—end of period	899	909	918

Diluted earnings per common share	$0.51	$0.56	$0.37
Adjusted diluted earnings per common share (non-GAAP)(1)	$0.54	$0.59	$0.44

Additional selected items also impacting earnings:
Pre-tax additional selected items*:
Incremental operational losses related to check warranty claims	$—	$—	$(22)

*    Items impacting results or trends during the applicable period, but are not considered non-GAAP adjustments.

Non-GAAP adjusted items(1) impacting the company's earnings are identified to assist investors in analyzing Regions' operating results on the same basis as that applied by management and provide a basis to predict future performance. See "Use of Non-GAAP Financial Measures" below for more information.

Total revenue

	Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Net interest income	$1,194	$1,230	$1,184	$(36)	(2.9)%	$10	0.8%
Taxable equivalent adjustment	12	13	13	(1)	(7.7)%	(1)	(7.7)%
Net interest income, taxable equivalent basis	$1,206	$1,243	$1,197	$(37)	(3.0)%	$9	0.8%
Net interest margin (FTE)	3.52%	3.55%	3.55%

Non-interest income:
Service charges on deposit accounts	$161	$155	$148	$6	3.9%	$13	8.8%
Card and ATM fees	117	113	116	4	3.5%	1	0.9%
Wealth management income	129	126	119	3	2.4%	10	8.4%
Capital markets income	80	97	91	(17)	(17.5)%	(11)	(12.1)%
Mortgage income	40	35	41	5	14.3%	(1)	(2.4)%
Commercial credit fee income	27	28	27	(1)	(3.6)%	—	—%
Bank-owned life insurance	23	21	23	2	9.5%	—	—%
Market value adjustments on employee benefit assets*	(3)	(5)	15	2	40.0%	(18)	(120.0)%
Securities gains (losses), net	(25)	(30)	(50)	5	16.7%	25	50.0%
Other miscellaneous income	41	45	33	(4)	(8.9)%	8	24.2%
Non-interest income	$590	$585	$563	$5	0.9%	$27	4.8%
Adjusted non-interest income (non-GAAP)(1)	$615	$615	$613	$—	—%	$2	0.3%
Total revenue	$1,784	$1,815	$1,747	$(31)	(1.7)%	$37	2.1%

Adjusted total revenue (non-GAAP)(1)	$1,809	$1,845	$1,797	$(36)	(2.0)%	$12	0.7%

NM - Not Meaningful
* These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits and other non-interest expense.

Total revenue decreased modestly on both a reported and adjusted basis(1) compared to the fourth quarter of 2024. The benefits from lower deposit costs, hedging, and fixed rate asset turnover substantially offset the impacts of lower interest rates; however, lower levels of lending activity and loan spread compression, as well as the negative impacts from nonrecurring items and fewer days, reduced net interest income by 3 percent. Total net interest margin decreased 3 basis points to 3.52 percent.

Non-interest income increased modestly on a reported basis and remained stable on an adjusted basis(1) compared to the fourth quarter of 2024. With respect to adjusted items, the company incurred $25 million in securities losses in the first quarter compared to $30 million in the fourth quarter, attributable to the execution of securities repositioning transactions. Most non-interest income categories increased quarter-over-quarter, but were partially offset by an 18 percent decrease in capital markets income driven primarily by lower M&A advisory income, real estate related income and syndication revenue.

Non-interest expense

	Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Salaries and employee benefits	$625	$617	$658	$8	1.3%	$(33)	(5.0)%
Equipment and software expense	99	104	101	(5)	(4.8)%	(2)	(2.0)%
Net occupancy expense	70	67	74	3	4.5%	(4)	(5.4)%
Outside services	40	42	39	(2)	(4.8)%	1	2.6%
Marketing	30	28	27	2	7.1%	3	11.1%
Professional, legal and regulatory expenses	23	20	28	3	15.0%	(5)	(17.9)%
Credit/checkcard expenses	15	16	14	(1)	(6.3)%	1	7.1%
FDIC insurance assessments	20	20	43	—	—%	(23)	(53.5)%
Visa class B shares expense	7	6	4	1	16.7%	3	75.0%
Operational losses	13	16	42	(3)	(18.8)%	(29)	(69.0)%
Branch consolidation, property and equipment charges	—	1	1	(1)	(100.0)%	(1)	(100.0)%
Other miscellaneous expenses	97	101	100	(4)	(4.0)%	(3)	(3.0)%
Total non-interest expense	$1,039	$1,038	$1,131	$1	0.1%	$(92)	(8.1)%
Total adjusted non-interest expense(1)	$1,035	$1,029	$1,097	$6	0.6%	$(62)	(5.7)%

NM - Not Meaningful

Non-interest expense remained relatively stable on both a reported and adjusted basis(1) compared to the fourth quarter of 2024. Salaries and benefits increased 1 percent driven primarily by the annual reset of certain employee benefits and taxes.

The company's first quarter efficiency ratio was 57.9 percent on a reported basis and 56.8 percent on an adjusted basis(1). The effective tax rate was 21 percent in the first quarter.

Loans and Leases

	Average Balances

($ amounts in millions)	1Q25	4Q24	1Q24	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Commercial and industrial	$49,209	$49,357	$50,090	$(148)	(0.3)%	$(881)	(1.8)%
Commercial real estate—owner-occupied	5,180	5,212	5,131	(32)	(0.6)%	49	1.0%
Investor real estate	8,751	8,656	8,833	95	1.1%	(82)	(0.9)%
Business Lending	63,140	63,225	64,054	(85)	(0.1)%	(914)	(1.4)%
Residential first mortgage	20,037	20,107	20,188	(70)	(0.3)%	(151)	(0.7)%
Home equity	5,509	5,527	5,605	(18)	(0.3)%	(96)	(1.7)%
Consumer credit card	1,394	1,398	1,315	(4)	(0.3)%	79	6.0%
Other consumer*	6,042	6,151	6,258	(109)	(1.8)%	(216)	(3.5)%
Consumer Lending	32,982	33,183	33,366	(201)	(0.6)%	(384)	(1.2)%
Total Loans	$96,122	$96,408	$97,420	$(286)	(0.3)%	$(1,298)	(1.3)%

NM - Not meaningful.
*     Other consumer loans includes Regions' Home Improvement Financing portfolio.

Average loans and leases remained relatively stable compared to the prior quarter, while total ending loans decreased modestly. Average business loans remained stable during the quarter, while average consumer loans decreased slightly.
Deposits

	Average Balances

($ amounts in millions)	1Q25	4Q24	1Q24	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Total interest-bearing deposits	$88,634	$87,069	$86,200	$1,565	1.8%	$2,434	2.8%
Non-interest-bearing deposits	39,053	39,424	40,926	(371)	(0.9)%	(1,873)	(4.6)%
Total Deposits	$127,687	$126,493	$127,126	$1,194	0.9%	$561	0.4%

($ amounts in millions)	1Q25	4Q24	1Q24	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Consumer Bank Segment	$78,712	$78,476	$79,150	$236	0.3%	$(438)	(0.6)%
Corporate Bank Segment	38,312	37,426	37,064	886	2.4%	1,248	3.4%
Wealth Management Segment	7,600	7,492	7,766	108	1.4%	(166)	(2.1)%
Other	3,063	3,099	3,146	(36)	(1.2)%	(83)	(2.6)%
Total Deposits	$127,687	$126,493	$127,126	$1,194	0.9%	$561	0.4%

	End of Period Deposits
				3/31/2025		3/31/2025
($ amounts in millions)	3/31/2025	12/31/2024	3/31/2024	vs. 12/31/2024		vs. 3/31/2024
Consumer Bank Segment	$80,627	$78,637	$81,129	$1,990	2.5%	$(502)	(0.6)%
Corporate Bank Segment	39,696	38,361	37,043	1,335	3.5%	2,653	7.2%
Wealth Management Segment	7,798	7,736	7,792	62	0.8%	6	0.1%
Other	2,850	2,869	3,018	(19)	(0.7)%	(168)	(5.6)%
Total Deposits	$130,971	$127,603	$128,982	$3,368	2.6%	$1,989	1.5%

The company's deposit base has continued to be a source of strength and an industry differentiator in liquidity and margin performance. Ending deposits increased approximately 3 percent during the quarter while average deposits increased slightly, consistent with normal seasonal patterns. Growth in the quarter was driven primarily by customers building cash in advance of tax payments, as well as cautiousness associated with the uncertain economic environment.

Asset quality

	As of and for the Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	3/31/2024
Allowance for credit losses (ACL) at period end	$1,730	$1,729	$1,731
ACL/Loans, net	1.81%	1.79%	1.79%
Allowance for credit losses to non-performing loans, excluding loans held for sale	205%	186%	191%
Provision for credit losses	$124	$120	$152
Net loans charged-off	$123	$119	$121
Net loans charged-off as a % of average loans, annualized	0.52%	0.49%	0.50%
Non-performing loans, excluding loans held for sale/Loans, net	0.88%	0.96%	0.94%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.92%	0.97%	0.95%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale*	1.11%	1.15%	1.10%
Total Criticized Loans—Business Services**	$4,918	$4,716	$4,978
* Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing.
** Business services represents the combined total of commercial and investor real estate loans.

Net charge-offs were $123 million or 52 basis points of average loans during the quarter. This represents a 3 basis point increase from the prior quarter, reflecting expected losses primarily from previously identified portfolios of interest already reserved for. Underlying asset quality metrics continue to perform within the company's expectations, and clients have remained resilient. Non-performing loans as a percentage of total loans decreased 8 basis points to 88 basis points, and remain modestly below the company's historical range. Business services criticized loans increased compared to the prior quarter, driven primarily by loans in previously identified portfolios of interest, specifically transportation and multi-family.

The allowance for credit losses ratio increased 2 basis points compared to the prior quarter to 1.81 percent, while the allowance for credit losses as a percentage of nonperforming loans increased to 205 percent. The company's allowance for credit losses remained flat from the prior quarter, attributable to declines in specific reserves, as well as a reduction in overall loan balances, offset by model increases associated with current economic uncertainty as well as incremental qualitative overlays.

Capital and liquidity

	As of and for Quarter Ended
	3/31/2025	12/31/2024	3/31/2024
Common Equity Tier 1 ratio(2)	10.8%	10.8%	10.3%
Tier 1 capital ratio(2)	12.2%	12.2%	11.6%
Total shareholders' equity to total assets	11.59%	11.37%	11.00%
Tangible common stockholders’ equity to tangible assets (non-GAAP)(1)	7.17%	6.86%	6.42%
Common book value per share	$18.70	$17.77	$16.76
Tangible common book value per share (non-GAAP)(1)*	$12.29	$11.42	$10.42
Loans, net of unearned income, to total deposits	73.1%	75.8%	75.1%
* Tangible common book value per share includes the impact of quarterly earnings and changes to market value adjustments within accumulated other comprehensive income, as well as continued capital returns.
Regions maintained a solid capital position in the first quarter, with estimated capital ratios remaining well above current regulatory requirements. The Common Equity Tier 1(2) and Tier 1 capital(2) ratios were estimated at 10.8 percent and 12.2 percent, respectively, at quarter-end.

Tangible common book value per share(1) ended the quarter at $12.29, an 8 percent increase quarter-over-quarter and an 18 percent increase year-over-year.

During the first quarter, the company repurchased approximately 10.4 million shares of common stock for a total of $242 million through open market purchases and declared $226 million in dividends to common shareholders.

The company's liquidity position also remained robust with total available liquidity as of March 31, 2025 of approximately $68 billion, which includes cash held at the Federal Reserve, FHLB borrowing capacity, unencumbered securities, and capacity at the Federal Reserve's facilities such as the Discount Window or Standing Repo Facility. These sources are sufficient to cover uninsured deposits at a ratio of approximately 190 percent as of quarter-end (excluding intercompany and secured deposits).

(1)Non-GAAP; refer to reconciliations on pages 11, 14, 15, and 16 of the financial supplement to this earnings release included as Exhibit 99.2 to the company's Current Report on Form 8-K that was furnished to the Securities and Exchange Commission on April 17, 2025.
(2)Current quarter Common Equity Tier 1 and Tier 1 capital ratios are estimated.

Conference Call
In addition to the live audio webcast at 10 a.m. ET on Apr. 17, 2025, an archived recording of the webcast will be available at the Investor Relations page of ir.regions.com following the live event.

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $160 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, and mortgage products and services. Regions serves customers across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,250 banking offices and more than 2,000 ATMs. Regions Bank is an Equal Housing Lender and Member FDIC. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-Looking Statements
This release and the accompanying earnings call may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, the company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including tariffs, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity.
•Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•The effects of social media on market perceptions of us and banks generally.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are.

•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•The development and use of AI presents risks and challenges that may impact our business.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to achieve our expense management initiatives.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III Rules), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.

•Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2024 and in Regions’ subsequent filings with the SEC.

You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures
Management uses pre-tax pre-provision income (non-GAAP) and adjusted pre-tax pre-provision income (non-GAAP), the adjusted efficiency ratio (non-GAAP), the adjusted fee income ratio (non-GAAP), as well as adjusted net income available to common shareholders (non-GAAP) and adjusted diluted EPS (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted diluted EPS (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the company on the same basis as that applied by management.

Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity to tangible assets, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders.
Management and the Board of Directors utilize non-GAAP measures as follows:
•Preparation of Regions' operating budgets
•Monthly financial performance reporting
•Monthly close-out reporting of consolidated results (management only)
•Presentation to investors of company performance
•Metrics for incentive compensation
See the company's Financial Supplement, included as Exhibit 99.2 to the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission on April 17, 2025, for reconciliations of and additional information regarding the company's non-GAAP financial measures.

Contact

Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.